SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549


                                  FORM 8-K


                               CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 10, 1998

                         SCIENCE DYNAMICS CORPORATION
              (Exact name of registrant as specified in charter)

        Delaware                0-10690                22-2011859
   (State or other           (Commission             (IRS Employer
    jurisdiction             File Number)          Identification No.)
   of incorporation)


                           1919 Springdale Road
                      Cherry Hill, New Jersey  08003
                 (Address of principal executive offices)


Registrant's telephone number, including area code(609) 424-0068

                                FORM 8-K

ITEM 5.  OTHER EVENTS.


On December 23, 1998, Science Dynamics Corporation issued a press release reporting that the Board of Directors has voted to recommend that the shareholders approve a plan to reverse split the Company's common stock within a range between one-for-two shares and one-for-eight shares. A copy of such press release is attached to this Form 8-K as Exhibit 99.01.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    Exhibits

           99.01   Science Dynamics Corporation
                   Press Release dated December 23, 1998.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SCIENCE DYNAMICS CORPORATION

                                            /s/  Lyndon A. Keele
                                          -------------------------------
                                           By:  Lyndon A. Keele,
                                                Chairman of the
                                                Board of Directors

Dated:  December 23, 1998

                                EXHIBIT 99.01

Contact:                                    FOR IMMEDIATE RELEASE
Alan C. Bashforth, President
(800) 732-7466
          or
Trudy M. Self
Self & Associates
(818) 880-5437
tmself@scidyn.com


           SCIENCE DYNAMICS' BOARD RECOMMENDS REVERSE SPLIT

CHERRY HILL, NJ - December 23, 1998 - Science Dynamics Corporation (NASDAQ:
SIDY) announced today a December 10, 1998 decision by the Board of Directors to recommend that the shareholders approve a plan to reverse split the Company's common stock within a range between one-for-two shares and one-for-eight shares. The 45,000,000 shares of $.01 par value common stock currently authorized would remain the same.

The Board chose to recommend this action to the shareholders subsequent to a NASDAQ hearing on December 3, 1998 regarding the continued listing of the Company's securities on NASDAQ.

The Board of Directors has appointed a committee to prepare the relevant proxy materials and establish the date of the shareholders' meeting and vote. All proxy materials must be filed with the Securities and Exchange Commission and distributed to all shareholders prior to the meeting. The committee will announce the schedule for shareholder action during the month of January, 1999.